Exhibit 99.1

NEWS RELEASE Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2015

THIRD QUARTER EARNINGS

•	Earnings per share of $0.72 for 2015 third quarter up from $0.71 in 2014 third quarter
•	Net income of $6.7 million for 2015 third quarter compared to $7.1 million in the 2014 third quarter
•	Net interest margin of 3.78%, up from 3.73% in the 2014 third quarter
•	Loans up $97.3 million, or 5.9% from 2014 third quarter
•	Deposits up $62.4 million, or 3.6% from 2014 third quarter
•	Nonperforming loans down $5.9 million, or 26.3% from 2014 third quarter

DEFIANCE, OHIO (October 19, 2015) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2015 totaled $6.7 million, or $0.72 per diluted common share, compared to $7.1 million or $0.71 per diluted common share for the quarter ended September 30, 2014.

Last year’s third quarter results were positively impacted by $299,000 after tax gains on the sale of securities, a $903,000 tax-free benefit from a bank-owned life insurance policy and a $498,000 tax-free gain realized through the company’s deferred compensation plan trust. Additional net adjustments to income taxes of $250,000, which included the write-off of a portion of unused deferred tax assets, negatively impacted third quarter 2014 results. These items combined to increase the third quarter 2014 net income by $1.45 million, or $0.15 per diluted common share.

“We are very pleased with our financial results for the third quarter and for year-to-date 2015,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Our earnings per diluted share are up 17.9% year-to-date; and we have had steady loan growth, a strong net interest margin and increased fee income within all business lines. Solid core revenue growth coupled with disciplined expense control, improved asset quality and effective capital management have generated significant improvement in our performance.”

Net interest income up compared to third quarter 2014

Net interest income of $18.5 million in the third quarter of 2015 was up from $17.7 in the third quarter of 2014. Net interest margin was 3.78% for the third quarter of 2015, down from 3.81% in the second quarter 2015, but up from 3.73% in the third quarter of 2014. Yield on interest earning assets increased by 7 basis points, to 4.13% in the third quarter of 2015 from 4.06% in the third quarter of 2014. The cost of interest-bearing liabilities increased by 2 basis points in the third quarter of 2015 to 0.45% from 0.43% in the third quarter of 2014.

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“Our net interest margin remains strong despite a challenging rate environment and competitive business climate,” said Hileman. “Steady loan demand across our market areas has enabled us to grow our balance sheet and maintain a profitable earning asset mix. Our net interest income is up $870,000, or 5% over the third quarter last year.”

Non-interest income down from third quarter 2014

First Defiance’s non-interest income for the third quarter of 2015 was $8.0 million compared with $9.4 million in the third quarter of 2014. The third quarter 2015 had no gains or losses on the sale of securities, while the third quarter 2014 included gains of $460,000, as well as a $903,000 tax-free benefit from a bank-owned life insurance policy and a $498,000 tax-free gain realized through the company’s deferred compensation plan trust.

Mortgage banking income increased to $1.7 million in the third quarter of 2015, up from $1.5 million in the third quarter of 2014. Mortgage banking activity in the third quarter was stronger than a year ago, with our markets experiencing increased purchase and refinance loan volumes. Gains from the sale of mortgage loans increased in the third quarter of 2015 to $1.2 million from $1.0 million in the third quarter of 2014. Mortgage loan servicing revenue was $866,000 in the third quarter of 2015, down slightly from $870,000 in the third quarter of 2014. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $24,000 in the third quarter of 2015 compared with a positive adjustment of $68,000 in the third quarter of 2014. In addition, gains on the sale of non-mortgages which include SBA and FSA loans, totaled $543,000 in the third quarter 2015 compared to $197,000 in the second quarter 2015 and $40,000 in the third quarter 2014.

For the third quarter 2015, service fees and other charges were $2.8 million, up from $2.7 million in the third quarter of 2014 and commissions from the sale of insurance products were $2.3 million, down from $2.4 million in the third quarter 2014. Trust income was $370,000 in the third quarter of 2015, up 17.5% from $315,000 in the third quarter of 2014.

“Our mortgage banking business continued to perform very well in the third quarter as originations remain elevated versus a year ago. Year-to-date mortgage revenues are up 21% over the prior year,” said Hileman. “In fact, revenue growth in service fees, insurance commissions and trust income all contributed to our improved performance this year.”

Non-interest expenses up from third quarter 2014

Total non-interest expense was $16.8 million in the third quarter of 2015, up only $77,000 from the third quarter of 2014. Compensation and benefits increased to $9.8 million in the third quarter of 2015 compared to $9.3 million in the third quarter of 2014. The increase in compensation and benefits from a year ago is mainly related to merit increases and higher incentive compensation. Occupancy expense was $1.8 million in the third quarter 2015, up from $1.6 million in the third quarter 2014. Data processing cost was $1.5 million in the third quarter of 2015 essentially even with the third quarter of 2014. Other non-interest expense of $2.8 million in the third quarter of 2015, decreased from $3.2 million in the third quarter of 2014 primarily due to reduced costs for advertising and management consulting.

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Credit quality

Non-performing loans totaled $16.6 million at September 30, 2015, a decrease from $22.5 million at September 30, 2014. In addition, First Defiance had $4.9 million of real estate owned at September 30, 2015 compared to $5.3 million at September 30, 2014. Accruing troubled debt restructured loans were $13.8 million at September 30, 2015 compared with $26.6 million at September 30, 2014. For the third quarter of 2015, First Defiance recorded net charge-offs of $148,000, compared to net charge-offs of $466,000 in the third quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.45% at September 30, 2015 compared with 1.50% at September 30, 2014.

The third quarter results include a credit provision for loan losses of $27,000 compared with an expense of $406,000 for the same period in 2014.

“Total non-performing assets, including troubled debt restructurings, declined $19 million during the third quarter 2015 and are down 35% from a year ago,” said Hileman. “We have experienced net recoveries on loans of $350,000 year-to-date, and our allowance for loan losses coverage of our non-performing loans remains strong at over 150%. We are quite pleased with our asset quality improvement this year.”

Year-to-date results

For the nine-month period ended on September 30, 2015, net income totaled $19.9 million, or $2.11 per diluted common share, compared to $17.9 million or $1.79 per diluted common share for the nine months ended on September 30, 2014.

Net interest income was $55.1 million for the first nine months of 2015 compared with $51.6 million in the same period of 2014. Average interest-earning assets increased to $1.984 billion in the first nine months of 2015, compared to $1.941 billion in the same period of 2014. Net interest margin for the first nine months of 2015 was 3.82%, up 17 basis points from the 3.65% margin reported in the same period of 2014.

The provision for loan losses in the first nine months of 2015 was $93,000, compared to $955,000 recorded during the same period of 2014.

Non-interest income for the first nine months of 2015 was $24.1 million, compared to $24.3 million during the same period of 2014. Service fees and other charges were $8.0 million for the first nine months of 2015, up from $7.5 million during the same period of 2014. Mortgage banking income increased to $5.2 million for the first nine months of 2015, compared with $4.3 million during the same period of 2014. Gains on the sale of non-mortgage loans were $776,000 for the first nine months of 2015, compared with $79,000 during the same period of 2014. Insurance commissions rose to $7.8 million for the first nine months of 2015, compared with $7.6 million for same period of 2014. Non-interest income for the first nine months of 2015 included no gains or losses on the sale of securities compared with gains of $931,000 during the same period of 2014. In addition, the first nine months of 2014 also included a $903,000 tax free benefit from a bank owned life insurance policy and a $498,000 tax free gain realized through the company’s deferred compensation plan trust.

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Non-interest expense was $50.5 million for the first nine months of 2015, up from $49.8 million for the same period of 2014. Compensation and benefits expense was $27.9 million for the first nine months of 2015 compared with $26.5 million during the same period of 2014. The increase in compensation and benefits over the prior year is mainly related to merit increases and higher incentive compensation accruals partially offset by lower medical insurance costs. Increases in occupancy of $456,000 and data processing of $319,000 were offset by decreases in FDIC insurance premiums of $89,000, financial institutions taxes of $184,000, amortization of intangibles of $296,000 and other expenses of $881,000, which included a $786,000 cost recorded in the first quarter 2014 for terminating a merger agreement.

Total assets at $2.2 billion

Total assets at September 30, 2015 were $2.23 billion compared to $2.18 billion at December 31, 2014 and $2.15 billion at September 30, 2014. Net loans receivable (excluding loans held for sale) were $1.71 billion at September 30, 2015 compared to $1.62 billion at December 31, 2014 and $1.61 billion at September 30, 2014. Total cash and cash equivalents were $73.3 million at September 30, 2015 compared with $112.9 million at December 31, 2014 and $96.7 million at September 30, 2014. Also, at September 30, 2015, goodwill and other intangible assets totaled $63.8 million compared to $63.9 million at December 31, 2014 and $64.2 million at September 30, 2014.

Total deposits at September 30, 2015 were $1.79 billion compared with $1.76 billion at December 31, 2014, and $1.73 billion at September 30, 2014. Non-interest bearing deposits at September 30, 2015 were $392.1 million compared to $379.6 million at December 31, 2014 and $340.6 million at September 30, 2014. Total stockholders’ equity was $278.6 million at September 30, 2015 compared to $279.5 million at December 31, 2014 and $278.2 million at September 30, 2014.

The reduction in stockholders’ equity from year-end 2014 includes the $12 million cost of the March 11, 2015 repurchase of the warrant issued to the U.S. Treasury under the TARP Capital Purchase Program.

Dividend to be paid November 20

The Board of Directors declared a quarterly cash dividend of $0.20 per common share payable November 20, 2015 to shareholders of record at the close of business on November 13, 2015. The dividend represents an annual dividend of 2.10 percent based on the First Defiance common stock closing price on October 16, 2015. First Defiance has approximately 9,172,000 common shares outstanding.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 20, 2015 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef151020.html.

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Audio replay of the Internet Webcast will be available at www.fdef.com until November 20, 2015 at 9:00 a.m. ET

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full-service branches and 41 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its September 30, 2015 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,
(in thousands)	2015	2014

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$34,308	$41,936
Interest-bearing deposits	39,000	71,000
	73,308	112,936
Securities
Available-for sale, carried at fair value	236,926	239,321
Held-to-maturity, carried at amortized cost	251	313
	237,177	239,634

Loans	1,733,538	1,646,786
Allowance for loan losses	(25,209)	(24,766)
Loans, net	1,708,329	1,622,020
Loans held for sale	6,701	4,535
Mortgage servicing rights	9,194	9,012
Accrued interest receivable	7,142	6,037
Federal Home Loan Bank stock	13,802	13,802
Bank Owned Life Insurance	51,671	47,013
Office properties and equipment	38,993	40,496
Real estate and other assets held for sale	4,936	6,181
Goodwill	61,798	61,525
Core deposit and other intangibles	2,034	2,395
Other assets	13,196	13,366
Total Assets	$2,228,281	$2,178,952

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$392,103	$379,552
Interest-bearing deposits	1,400,950	1,381,261
Total deposits	1,793,053	1,760,813
Advances from Federal Home Loan Bank	40,801	21,544
Notes payable and other interest-bearing liabilities	53,838	54,759
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,864	2,309
Deferred Taxes	978	1,176
Other liabilities	23,108	22,763
Total Liabilities	1,949,725	1,899,447
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	878
Additional paid-in-capital	125,615	136,266
Accumulated other comprehensive income	3,909	4,114
Retained earnings	215,007	200,600
Treasury stock, at cost	(66,102)	(62,480)
Total stockholders’ equity	278,556	279,505
Total Liabilities and Stockholders’ Equity	$2,228,281	$2,178,952

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income:
Loans	$18,419	$17,365	$54,445	$50,894
Investment securities	1,676	1,720	5,089	4,855
Interest-bearing deposits	33	64	113	283
FHLB stock dividends	138	137	413	502
Total interest income	20,266	19,286	60,060	56,534
Interest Expense:
Deposits	1,363	1,304	3,947	3,989
FHLB advances and other	178	131	461	397
Subordinated debentures	154	147	451	439
Notes Payable	38	41	113	121
Total interest expense	1,733	1,623	4,972	4,946
Net interest income	18,533	17,663	55,088	51,588
Provision for loan losses	(27)	406	93	955
Net interest income after provision for loan losses	18,560	17,257	54,995	50,633
Non-interest Income:
Service fees and other charges	2,799	2,660	8,018	7,492
Mortgage banking income	1,680	1,545	5,248	4,332
Gain on sale of non-mortgage loans	543	40	776	79
Gain on sale of securities	-	460	-	931
Insurance commissions	2,310	2,366	7,793	7,640
Trust income	370	315	1,095	895
Income from Bank Owned Life Insurance	238	1,130	658	1,584
Other non-interest income	42	840	485	1,346
Total Non-interest Income	7,982	9,356	24,073	24,299
Non-interest Expense:
Compensation and benefits	9,791	9,287	27,896	26,468
Occupancy	1,788	1,613	5,361	4,905
FDIC insurance premium	329	350	999	1,088
Financial institutions tax	447	515	1,340	1,524
Data processing	1,531	1,489	4,652	4,333
Amortization of intangibles	157	269	536	832
Other non-interest expense	2,805	3,248	9,758	10,639
Total Non-interest Expense	16,848	16,771	50,542	49,789
Income before income taxes	9,694	9,842	28,526	25,143
Income taxes	2,998	2,773	8,666	7,206
Net Income	$6,696	$7,069	$19,860	$17,937

Earnings per common share:
Basic	$0.72	$0.75	$2.15	$1.87
Diluted	$0.72	$0.71	$2.11	$1.79

Average Shares Outstanding:
Basic	9,238	9,445	9,247	9,577
Diluted	9,322	9,903	9,430	10,031

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2015	2014	% change	2015	2014	% change
Summary of Operations

Tax-equivalent interest income (1)	$20,748	$19,751	5.0%	$61,485	$57,871	6.2%
Interest expense	1,733	1,623	6.8	4,972	4,946	0.5
Tax-equivalent net interest income (1)	19,015	18,128	4.9	56,513	52,925	6.8
Provision for loan losses	(27)	406	NM	93	955	(90.3)
Tax-equivalent NII after provision for loan loss (1)	19,042	17,722	7.4	56,420	51,970	8.6
Investment Securities gains	-	460	NM	-	931	NM
Non-interest income (excluding securities gains/losses)	7,982	8,896	(10.3)	24,073	23,368	3.0
Non-interest expense	16,848	16,771	0.5	50,542	49,789	1.5
Income taxes	2,998	2,773	8.1	8,666	7,206	20.3
Net Income	6,696	7,069	(5.3)	19,860	17,937	10.7
Tax equivalent adjustment (1)	482	465	3.7	1,425	1,337	6.6
At Period End
Assets	2,228,281	2,151,079	3.6
Earning assets	2,030,218	1,954,496	3.9
Loans	1,733,538	1,636,266	5.9
Allowance for loan losses	25,209	24,567	2.6
Deposits	1,793,053	1,730,645	3.6
Stockholders’ equity	278,556	278,233	0.1
Average Balances
Assets	2,222,843	2,153,226	3.2	2,205,135	2,155,027	2.3
Earning assets	2,000,284	1,934,651	3.4	1,983,526	1,941,412	2.2
Loans	1,696,370	1,586,652	6.9	1,672,393	1,561,118	7.1
Deposits and interest-bearing liabilities	1,918,587	1,853,271	3.5	1,899,943	1,857,139	2.3
Deposits	1,786,814	1,738,494	2.8	1,776,036	1,745,276	1.8
Stockholders’ equity	277,235	276,968	0.1	277,130	275,734	0.5
Stockholders’ equity / assets	12.47%	12.86%	(3.0)	12.57%	12.79%	(1.8)
Per Common Share Data
Net Income
Basic	$0.72	$0.75	(4.0)	$2.15	$1.87	15.0
Diluted	0.72	0.71	1.4	2.11	1.79	17.9
Dividends	0.20	0.15	33.3	0.575	0.45	27.8
Market Value:
High	$39.95	$29.00	37.8	$39.95	$29.00	37.8
Low	35.03	26.99	29.8	29.05	24.24	19.8
Close	36.56	27.01	35.4	36.56	27.01	35.4
Common Book Value	30.37	29.60	2.6	30.37	29.60	2.6
Tangible Common Book Value	23.41	22.75	2.9	23.41	22.75	2.9
Shares outstanding, end of period (000)	9,172	9,371	(2.1)	9,172	9,371	(2.1)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.73%	1.5	3.82%	3.65%	4.6
Return on average assets	1.20%	1.30%	(8.2)	1.20%	1.11%	8.2
Return on average equity	9.58%	10.13%	(5.4)	9.58%	8.70%	10.2
Efficiency ratio (2)	62.41%	62.06%	0.6	62.72%	65.26%	(3.9)
Effective tax rate	30.93%	28.18%	9.8	30.38%	28.66%	6.0
Dividend payout ratio (basic)	27.78%	20.00%	38.9	26.74%	24.06%	11.1

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2015	2014	2015	2014

Gain from sale of mortgage loans	$1,197	$973	$3,728	$2,601
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	866	870	2,593	2,652
Amortization of mortgage servicing rights	(407)	(366)	(1,264)	(1,026)
Mortgage servicing rights valuation adjustments	24	68	191	105
	483	572	1,520	1,731
Total revenue from sale and servicing of mortgage loans	$1,680	$1,545	$5,248	$4,332

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,696,370	$18,472	4.32%	$1,586,652	$17,406	4.35%
Securities	236,485	2,105	3.63%	235,459	2,144	3.70%
Interest Bearing Deposits	53,627	33	0.24%	98,738	64	0.26%
FHLB stock	13,802	138	3.97%	13,802	137	3.94%
Total interest-earning assets	2,000,284	20,748	4.13%	1,934,651	19,751	4.06%
Non-interest-earning assets	222,559			218,575
Total assets	$2,222,843			$2,153,226
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,397,965	$1,363	0.39%	$1,396,698	$1,304	0.37%
FHLB advances and other	41,047	178	1.72%	21,872	131	2.38%
Subordinated debentures	36,128	154	1.69%	36,129	147	1.61%
Notes payable	54,598	38	0.28%	56,776	41	0.29%
Total interest-bearing liabilities	1,529,738	1,733	0.45%	1,511,475	1,623	0.43%
Non-interest bearing deposits	388,849	-	-	341,796	-	-
Total including non-interest-bearing demand deposits	1,918,587	1,733	0.36%	1,853,271	1,623	0.35%
Other non-interest-bearing liabilities	27,021			22,987
Total liabilities	1,945,608			1,876,258
Stockholders' equity	277,235			276,968
Total liabilities and stockholders' equity	$2,222,843			$2,153,226
Net interest income; interest rate spread		$19,015	3.68%		$18,128	3.63%
Net interest margin (3)			3.78%			3.73%
Average interest-earning assets to average interest bearing liabilities			131%			128%

	Nine Months Ended September 30,
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,672,393	$54,590	4.36%	$1,561,118	$50,996	4.37%
Securities	241,016	6,369	3.64%	218,527	6,091	3.83%
Interest Bearing Deposits	56,315	113	0.27%	146,798	283	0.26%
FHLB stock	13,802	413	4.00%	14,969	502	4.48%
Total interest-earning assets	1,983,526	61,485	4.16%	1,941,412	57,872	3.99%
Non-interest-earning assets	221,609			213,615
Total assets	$2,205,135			$2,155,027
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,396,731	$3,947	0.38%	$1,401,481	$3,989	0.38%
FHLB advances and other	34,038	461	1.81%	22,117	397	2.40%
Subordinated debentures	36,129	451	1.67%	36,132	439	1.62%
Notes payable	53,740	113	0.28%	53,614	121	0.30%
Total interest-bearing liabilities	1,520,638	4,972	0.44%	1,513,344	4,946	0.44%
Non-interest bearing deposits	379,305	-	-	343,795	-	-
Total including non-interest-bearing demand deposits	1,899,943	4,972	0.35%	1,857,139	4,946	0.36%
Other non-interest-bearing liabilities	28,062			22,154
Total liabilities	1,928,005			1,879,293
Stockholders' equity	277,130			275,734
Total liabilities and stockholders' equity	$2,205,135			$2,155,027
Net interest income; interest rate spread		$56,513	3.72%		$52,926	3.55%
Net interest margin (3)			3.82%			3.65%
Average interest-earning assets to average interest bearing liabilities			130%			128%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014
Summary of Operations
Tax-equivalent interest income (1)	$20,748	$20,516	$20,221	$20,174	$19,751
Interest expense	1,733	1,672	1,567	1,612	1,623
Tax-equivalent net interest income (1)	19,015	18,844	18,654	18,562	18,128
Provision for loan losses	(27)	-	120	162	406
Tax-equivalent NII after provision for loan losses (1)	19,042	18,844	18,534	18,400	17,722
Investment securities gains, net of impairment	-	-	-	1	460
Non-interest income (excluding securities gains/losses)	7,982	7,809	8,281	7,341	8,896
Non-interest expense	16,848	16,796	16,897	16,969	16,771
Income taxes	2,998	2,815	2,853	1,957	2,773
Net income	6,696	6,563	6,601	6,355	7,069
Tax equivalent adjustment (1)	482	479	464	461	465
At Period End
Total assets	$2,228,281	$2,196,510	$2,201,321	$2,178,952	$2,151,079
Earning assets	2,030,218	1,998,580	1,999,601	1,975,757	1,954,496
Loans	1,733,538	1,705,716	1,684,518	1,646,786	1,636,266
Allowance for loan losses	25,209	25,384	25,302	24,766	24,567
Deposits	1,793,053	1,763,390	1,772,693	1,760,813	1,730,645
Stockholders’ equity	278,556	276,028	273,117	279,505	278,233
Stockholders’ equity / assets	12.50%	12.57%	12.41%	12.83%	12.93%
Goodwill	61,798	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,222,843	$2,212,603	$2,179,576	$2,184,792	$2,153,226
Earning assets	2,000,284	1,991,830	1,958,463	1,964,074	1,934,651
Loans	1,696,370	1,673,750	1,647,059	1,615,657	1,586,652
Deposits and interest-bearing liabilities	1,918,587	1,909,372	1,871,871	1,879,918	1,853,271
Deposits	1,786,814	1,780,912	1,760,383	1,764,908	1,738,494
Stockholders’ equity	277,235	274,239	279,917	278,944	276,968
Stockholders’ equity / assets	12.47%	12.39%	12.84%	12.77%	12.86%
Per Common Share Data
Net Income:
Basic	$0.72	$0.71	$0.71	$0.68	$0.75
Diluted	0.72	0.70	0.69	0.65	0.71
Dividends	0.20	0.20	0.175	0.175	0.15
Market Value:
High	$39.95	$38.21	$34.64	$35.70	$29.00
Low	35.03	32.42	29.05	26.95	26.99
Close	36.56	37.53	32.82	34.06	27.01
Common Book Value	30.37	29.76	29.53	30.17	29.60
Shares outstanding, end of period (in thousands)	9,172	9,275	9,248	9,235	9,371
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.81%	3.88%	3.76%	3.73%
Return on average assets	1.20%	1.19%	1.23%	1.15%	1.30%
Return on average equity	9.58%	9.60%	9.56%	9.04%	10.13%
Efficiency ratio (2)	62.41%	63.02%	62.73%	65.51%	62.06%
Effective tax rate	30.93%	30.02%	30.18%	23.54%	28.18%
Common dividend payout ratio (basic)	27.78%	28.17%	24.65%	25.74%	20.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014
Loan Portfolio Composition
One to four family residential real estate	$205,370	$205,044	$203,558	$206,437	$209,135
Construction	129,230	140,114	125,144	112,385	116,809
Commercial real estate	922,207	885,125	876,476	840,488	834,443
Commercial	402,681	401,247	395,378	399,730	392,465
Consumer finance	15,774	14,911	14,967	15,466	16,616
Home equity and improvement	113,781	109,694	110,755	111,813	111,151
Total loans	1,789,043	1,756,135	1,726,278	1,686,319	1,680,619
Less:
Loans in process	54,484	49,477	40,833	38,653	43,548
Deferred loan origination fees	1,021	942	927	880	805
Allowance for loan loss	25,209	25,384	25,302	24,766	24,567
Net Loans	$1,708,329	$1,680,332	$1,659,216	$1,622,020	$1,611,699

Allowance for loan loss activity
Beginning allowance	$25,384	$25,302	$24,766	$24,567	$24,627
Provision for loan losses	(27)	0	120	162	406
Credit loss charge-offs:
One to four family residential real estate	185	11	78	61	95
Commercial real estate	64	146	155	505	246
Commercial	43	23	2	212	1,272
Consumer finance	5	13	3	1	16
Home equity and improvement	110	187	43	87	42
Total charge-offs	407	380	281	866	1,671
Total recoveries	259	462	697	903	1,205
Net charge-offs (recoveries)	148	(82)	(416)	(37)	466
Ending allowance	$25,209	$25,384	$25,302	$24,766	$24,567

Credit Quality
Total non-performing loans (1)	$16,612	$16,737	$18,703	$24,130	$22,525
Real estate owned (REO)	4,936	5,371	6,392	6,181	5,326
Total non-performing assets (2)	$21,548	$22,108	$25,095	$30,311	$27,851
Net charge-offs (recoveries)	148	(82)	(416)	(37)	466

Restructured loans, accruing (3)	13,786	22,234	19,616	24,686	26,579

Allowance for loan losses / loans	1.45%	1.49%	1.50%	1.50%	1.50%
Allowance for loan losses / non-performing assets	116.99%	114.82%	100.82%	81.71%	88.21%
Allowance for loan losses / non-performing loans	151.75%	151.66%	135.28%	102.64%	109.07%
Non-performing assets / loans plus REO	1.24%	1.29%	1.48%	1.83%	1.70%
Non-performing assets / total assets	0.97%	1.01%	1.14%	1.39%	1.29%
Net charge-offs / average loans (annualized)	0.03%	-0.02%	-0.10%	-0.01%	0.12%

Deposit Balances
Non-interest-bearing demand deposits	$392,103	$378,970	$370,997	$379,552	$340,575
Interest-bearing demand deposits and money market	745,233	722,813	737,533	727,729	739,292
Savings deposits	216,613	218,055	215,590	203,673	197,464
Retail time deposits less than $100,000	282,331	284,471	286,890	286,904	289,326
Retail time deposits greater than $100,000	156,773	159,081	161,683	162,955	163,988
Total deposits	$1,793,053	$1,763,390	$1,772,693	$1,760,813	$1,730,645

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2015
One to four family residential real estate	$205,370	$201,797	$828	$2,745
Construction	129,230	129,095	135	-
Commercial real estate	922,207	911,878	239	10,090
Commercial	402,681	399,547	17	3,117
Consumer finance	15,774	15,676	69	29
Home equity and improvement	113,781	112,620	530	631
Total loans	$1,789,043	$1,770,613	$1,818	$16,612

December 31, 2014
One to four family residential real estate	$206,437	$201,931	$1,174	$3,332
Construction	112,385	112,385	-	-
Commercial real estate	840,488	824,770	544	15,174
Commercial	399,730	394,671	66	4,993
Consumer finance	15,466	15,330	124	12
Home equity and improvement	111,813	109,993	1,201	619
Total loans	$1,686,319	$1,659,080	$3,109	$24,130

September 30, 2014
One to four family residential real estate	$209,135	$205,428	$654	$3,053
Construction	116,809	116,809	-	-
Commercial real estate	834,443	820,502	68	13,873
Commercial	392,465	386,266	669	5,530
Consumer finance	16,616	16,524	92	-
Home equity and improvement	111,151	109,937	1,145	69
Total loans	$1,680,619	$1,655,466	$2,628	$22,525

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